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                                                                    Exhibit 3.1
                             AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                       HYPERION TELECOMMUNICATIONS, INC.
         (Original Certificate of Incorporation filed October 9, 1991)

     HYPERION TELECOMMUNICATIONS, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Law"), does hereby certify:

     A. That the Board of Directors of the Corporation adopted a resolution setting forth the Amended and Restated Certificate of Incorporation set forth below, declaring it advisable and submitting it to the stockholders entitled to vote in respect thereof for their consideration of such Amended and Restated Certificate of Incorporation.

     B. The holders of a majority of the outstanding stock entitled to vote thereon voted in favor of the adoption of the Amended and Restated Certificate of Incorporation as set forth below.

     C. That the original Certificate of Incorporation of the Corporation, as amended, is hereby superseded in its entirety by the Amended and Restated Certificate of Incorporation set forth below.

     D. That the Amended and Restated Certificate of Incorporation of the Corporation set forth below as been duly adopted in accordance with Sections 242 and 245 of the Law.

                                   ARTICLE I

     The name of the corporation is Hyperion Telecommunications, Inc.

                                  ARTICLE II

     The address of its registered office in the State of Delaware is 1013 Centre Road, City of Wilmington, County of New Castle. The name of its registered agent at such address is The Prentice Hall Corporation System, Inc.

                                  ARTICLE III

     The nature of the business or purpose to be conducted or promoted is: to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

                                  ARTICLE IV

     The total number of shares of capital stock of all classes which the Corporation shall have authority to issue is 455,000,000 shares which shall be divided as follows: (i) 300,000,000 shares
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of the Class A Common Stock, par value $0.01 per share (the "Class A Common
Stock"); (ii) 150,000,000 shares of the Class B Common Stock, par value $0.01 per share (the "Class B Common Stock") (collectively the Class A Common Stock and the Class B Common Stock is referred to herein as the "Common Stock"); and
(iii) 5,000,000 shares of the Preferred Stock, par value $0.01 per share (the "Preferred Stock"). The designations and the powers, preferences, and relative, participating, optional or other rights of the capital stock and the qualifications, limitations or restrictions thereof are as follows:


     Each share of common stock of the Corporation, par value $0.01 per share, outstanding immediately prior to the filing of this Amended and Restated Certificate of Incorporation ("Original Common Stock") shall, upon the filing of this Amended and Restated Certificate of Incorporation, and without any action required by the holder be converted into one (1) share of Class B Common Stock. On or after the date of the filing of this Amended and Restated Certificate of Incorporation, and in any event within 10 days after receipt of notice, by mail, postage prepaid from the Corporation of the occurrence of such event, each holder of record of shares of Original Common Stock shall surrender such holder's certificates evidencing such shares at the principal office of the Corporation or at such other place as the Corporation shall designate, and shall thereupon be entitled to receive certificates representing the number of shares of Class B Common Stock, as applicable, into which such shares of Original Common Stock have been converted. Upon the filing of this Amended and Restated Certificate of Incorporation, each holder of record of Original Common Stock shall be deemed to be the holder of record of the Class B Common Stock, as applicable, issuable upon such conversion, notwithstanding that the certificates representing such shares of Original Common Stock have not been surrendered at the office of the Corporation, that notice from the corporation shall not have been received by any holder of record of shares of Original Common Stock, or that the certificates evidencing such shares of Class B Common Stock, as applicable, shall not then be actually delivered to such holder.

      A.  COMMON STOCK PROVISIONS

          (1) Voting Rights.  Holders of the Class A Common Stock and holders of
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     the Class B Common Stock shall have the following voting rights:

              (a) Except as required by law, the holders of the Class A Common Stock and the holders of the Class B Common Stock shall in all matters vote together as a single class, provided that the holders of shares of the Class A Common Stock shall have one vote per share and the holders of shares of the Class B Common Stock shall have ten votes per share. If any series of Preferred Stock is issued or any new series of capital stock is authorized in the future, any voting rights granted to such stock shall not exceed ten votes per share in connection with any matter and will not limit the voting rights of the Class A Common Stock or the Class B Common Stock.

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              (b) There shall be no cumulative voting of any shares of either class of Common Stock.

          (2)  Conversion Rights.
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              (a) Shares of Class B Common Stock shall be convertible, at the option of the respective holders thereof, at any time, and from time to time, into fully paid and nonassessable shares of the Class A Common Stock on the basis of one share of the Class A Common Stock for each share of the Class B Common Stock. Any holder of shares of the Class B Common Stock may elect to convert any or all of such shares at one time or at various times, in such holder's discretion.

              (b) No payment or adjustment with respect to dividends on shares of the Class A Common Stock or on the Class B Common Stock shall be made in connection with any conversion of shares of the Class B Common Stock into shares of Class A Common Stock; provided, however, that if any shares of the Class B Common Stock shall be converted subsequent to the record date for the payment of a stock or cash dividend or other distribution on the shares of the Class B Common Stock but prior to such payment, the stock or cash dividend or other distribution shall be paid on the Class B Common Stock to the registered holder of such shares as of the close of business on the record date as if no conversion has been made.

              (c) The holders of a certificate or certificates for the Class B Common Stock, in order to effect the conversion of shares represented thereby, shall surrender the certificate or certificates to the corporation or to the transfer agent for the shares of the Class A Common Stock, with
     (i) a written notice to the Corporation stating that such holder elects to convert such share or shares and stating the name and addresses in which each certificate for the shares of the Class A Common Stock issued upon such conversion is to be issued and (ii) any transfer tax stamps or funds therefor required to be paid in connection with the transfer. If the shares of the Class A Common Stock issuable upon conversion are to be issued in a name other than that in which the shares of the Class B Common Stock to be converted are registered, the certificate or certificates shall be duly endorsed for the transfer or accompanied by a duly executed stock transfer power.

          Upon the surrender of the certificate or certificates, the Corporation shall issue and deliver or cause to be issued and delivered to the person entitled thereto a certificate or certificates for the number of full shares of the Class A Common Stock issuable upon conversion. The conversion shall be deemed to have been effected on the date of the surrender of the certificate or certificates of shares of the Class B Common Stock, and the person in whose name the certificate or

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     certificates of the shares of the Class A Common Stock issuable upon conversion are to be issued shall be deemed to be the holder of record of the shares as of that date.

              (d) If there should be any capital reorganization or any reclassification of the Class A Common Stock, the shares of the Class B Common Stock shall thereafter have the right to be converted into the number of shares of stock or other securities or property of the Corporation to which outstanding shares of the Class A Common Stock would have been entitled upon the effective date of the reorganization or reclassification. The Board of Directors shall make an appropriate adjustment in the application of the provision of this paragraph (d) with respect to the conversion rights of the holders of the shares of the Class B Common Stock after the reorganization or reclassification, to the end that the provision shall be applicable, as nearly as reasonably may be, in respect to any shares or other securities or property thereafter issuable or deliverable upon the conversion of shares of the Class B Common Stock. The provision of this paragraph shall not apply to a reorganization or reclassification involving merely a subdivision or combination of outstanding shares of the Class A Common Stock, which shall be governed by paragraph (f) hereof.

              (e) The Corporation shall at all times have authorized but unissued, or in its treasury, a number of shares of the Class A Common Stock sufficient for the conversion of all shares of the Class B Common Stock from time to time outstanding.

              (f) If the shares of the Class A Common Stock or the Class B Common Stock at any time outstanding shall, by reclassification or otherwise, be subdivided into a greater number of shares or combined in to a lesser number of shares, the shares of the Class B Common Stock or the Class A Common Stock, respectively, then outstanding shall, at the same time, be subdivided or combined, as the case may be, on the same basis.

              (g) The Corporation covenants that if any shares of the Class A Common Stock, required to be reserved for purposes of conversion hereunder, require registration with or approval of any governmental authority under any federal or state law before such shares may be issued upon conversion, the corporation will cause such shares to be duly registered or approved.

          (3) Dividend Rights.  Whenever there shall have been paid, or declared
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     and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such

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     holders are respectively entitled in preference to the Common Stock, then the holders of record of the Class A Common Stock and the Class B Common Stock, and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon, provided that no dividend may be declared and paid to the holders of the Class A Common Stock unless at the same time the Board of Directors shall also declare and pay to the holders of the Class B Common Stock a per share dividend equal to and, subject to the next sentence, in the same form as the dividend declared and paid to the holders of the Class A Common Stock, and vice versa. Common Stock dividends declared on the Class A Common Stock shall be payable in the Class A Common Stock; Common Stock dividends declared on the Class B Common Stock shall be payable in the Class B Common Stock.

          (4) Liquidation Rights.  In the event of any dissolution, liquidation
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     or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Class A Common Stock then outstanding and the holders of record of the Class B Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall become entitled to participate equally on a per share basis in the distribution of any assets of the Corporation remaining after the Corporation shall have paid or provided for payment of all debts and liabilities of the Corporation, and shall have paid, or set aside of repayment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts (if any) to which they are entitled.

     B.   PREFERRED STOCK PROVISIONS.

          The Board of Directors is hereby expressly authorized, at any time or from time to time, to divide any or all of the shares of the Preferred Stock into one or more series, and in the resolution or resolutions establishing a particular series, before issuance of any of the shares thereof, to fix and determine the number of shares and the designation of such series, so as to distinguish it from the shares of all other series and to fix and determine the voting rights (which may be full, limited, multiple or fractional or none), designations, preferences, qualifications, privileges, limitations, options, conversion rights, restrictions and other special or relative rights of the Preferred Stock of such series, to the fullest extent now or hereafter permitted by the laws of the State of Delaware; provided, however that neither the terms of the class nor any
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     such series shall be established by the Board of Directors without the approval of the holders of the series of the Preferred Stock then outstanding, voting separately as a class, if such approval would then be

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     required by law to authorize a class or series of stock having such terms, and until such approval shall have been obtained the class or any such series of Preferred Stock shall not be deemed to be authorized. The Board of Directors may in its discretion, at any time or from time to time, issue or cause to be issued all or any part of the authorized and unissued shares of the Preferred Stock, issue or cause to be issued all or any part of the authorized and unissued shares of the Preferred Stock for consideration of such character and value as the Board of Directors shall from time to time fix or determine.

                                   ARTICLE V

     The Corporation is to have perpetual existence.

                                  ARTICLE VI

     A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director for any act or omission; provided, however, that the foregoing shall not eliminate or limit the liability of a director (a) for any breach of the director's duty or loyalty to the Corporation or its stockholders,
(b) for any act or omission not in good faith or which involves intentional misconduct or a knowing violation of law, (c) under Section 174 of the General Corporation Law of the State of Delaware, or (d) for any transaction from which the director derived an improper personal benefit. Any repeal or modification of this article by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE VII

     In furtherance and not in limitation of the powers conferred by the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation is expressly authorized to make, alter, or repeal the Bylaws of the Corporation.

                                 ARTICLE VIII

     Elections of directors need not be by written ballot except and to the extent provided in the Bylaws of the Corporation.

                                  ARTICLE IX

     The certificate of incorporation of the Corporation, as herein amended, shall constitute a restatement of and shall supersede the Certificate of Incorporation of the Corporation, as previously amended.

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                                   ARTICLE X

     Section 203 of the General Corporation Law of Delaware, as amended, shall not apply to the Corporation.

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     IN WITNESS WHEREOF, the Corporation has caused this Amended and Restated
Certificate of Incorporation to be signed by the undersigned authorized officer effective as of October 9, 1996.

                                HYPERION TELECOMMUNICATIONS, INC.

                                              /s/ James P. Rigas
                                By:_______________________________________

                                             Chief Executive Officer
                                Title:____________________________________

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